Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

Banuestra Financial Corporation

(Exact name of registrant as specified in its charter)

Georgia	58-2646945
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

623 Holcomb Bridge Road, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.01 par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-135900 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock, $0.01 par value per share, of Banuestra Financial Corporation (the “Company”).  The description of the common stock contained in the section entitled “Description of Capital Stock” in the prospectus included in the Company’s registration statement on Form S-1 (Registration No. 333-135900), filed with the Securities and Exchange Commission on July 20, 2006, as amended from time-to-time, is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the registration statement that includes such descriptions and that are subsequently filed by the Company pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Banuestra Financial Corporation

Date:	April 23, 2007	By:	/s/ Drew W. Edwards
Drew W. Edwards
Chief Executive Officer